                                                                  EXHIBIT 10.3.3

                         CONSENT TO SUBLEASE AGREEMENT

     This Consent to Sublease Agreement (this "Agreement") is made as of June 24, 1998 by and among Spieker Properties, L.P., a California limited partnership ("Landlord"), Schlumberger Resource Management Services, Inc., a Delaware corporation, ("Sublandlord"), and Cholestech Corporation, a California corporation ("Subtenant").

                                    RECITALS

     This Agreement is made with regard to the following facts:

     A. Landlord and Sublandlord, as tenant, entered into a Lease dated June 24, 1997, (the "Lease"), for premises located at 26254 Eden Landing Rd, Hayward CA (the "Premises") in the office building commonly known as Bay Center Business Park I (the "Building"). Initially capitalized terms not otherwise defined herein shall have the same meanings as described in the Lease.

     B. Under the terms of Paragraph 21 of the Lease, Sublandlord has requested Landlord's consent to the Sublease Agreement dated June 12, 1998 between Sublandlord and Subtenant (the "Sublease"), which would sublease to Subtenant the Premises, as more particular described in the Sublease (the "Subleased Premises"). A copy of the Sublease is attached to this Agreement as Exhibit A.

     C. Landlord is willing to consent to the Sublease on the terms and conditions contained in this Agreement.

     NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the parties agree as follows.

          1. LANDLORD'S CONSENT. Landlord consents to the Sublease. This consent is granted only on the terms and conditions stated in this Agreement. Landlord is not bound by any of the terms, covenants, or conditions of the Sublease. The Sublease is subject and subordinate to the Lease. The Sublease shall not be extended or amended without the prior written approval of Landlord. Subtenant understands that notwithstanding a copy of the Sublease being furnished to Landlord, and notwithstanding that its consent to the Sublease is given in this Agreement, Landlord's contractual obligations as landlord are solely to Sublandlord, and not to Subtenant, and Subtenant agrees to look solely to Sublandlord for any breach or violation of the Sublease.

          2.   LIMITS OF CONSENT.

               2.1 NONRELEASE OF SUBLANDLORD; FURTHER TRANSFERS; RECAPTURE RIGHTS. Neither the Sublease nor this Agreement will:

                    (a) release Sublandlord from any liability, whether past, present or future, under the Lease;

                    (b) after the primary liability of Sublandlord to pay the Rent and perform all of the Tenant's obligations under the Lease (including the payment of all bills rendered by Landlord for charges incurred by Subtenant for services and materials supplied to the Subleased Premises);

                    (c) be construed as a waiver of Landlord's right to consent to any proposed assignment, subletting or other transfer after the date hereof by Sublandlord under the Lease or Subtenant under the Sublease, or as a consent to any portion of the Subleased Premises being sued or occupied by any other party; or

                    (d) limit Landlord's right, in the event of a proposed future assignment or sublease, in recapture any portion of the Premises, including the Subleased Premises, affected by that proposed sublease, as provided in Paragraph 21 of the Lease; or

                    (e) constitute an assignment or partial assignment of any rights under the Lease; or

                    (f) constitute any amendment, express or implied, of the Lease.

     Landlord may consent to any subsequent sublease and assignment of the Sublease or any amendments or modifications to the Sublease without notifying Sublandlord or anyone else liable under the Lease, including any guarantor of the Lease, and without obtaining their consent. No such action by Landlord will relieve any such persons from any liability to Landlord or otherwise with regard to the Subleased Premises.

               2.2 DENIAL OF CONSENT TO CERTAIN PROVISIONS. Landlord specifically denies its consent to the following provisions of the Sublease. Consent by Landlord to this subletting shall not include consent to the assignment or transferring of any lease renewal, expansion or other option rights, or any special privileges or extra services granted to Sublandlord by the Lease, or addendum or amendment hereto or letter of agreement (and such options, rights, privileges or services shall terminate upon such assignment or transfer. Those provisions will not be binding on the Landlord in the event of an attornment between Landlord and Subtenant.

      3.    RELATIONSHIP WITH LANDLORD.

            3.1   ASSIGNMENT OF TENANT'S INTEREST TO LANDLORD.   Sublandlord
assigns and transfers to Landlord Tenant's interest in the Sublease and all rentals and income arising from the Sublease, subject to the terms of this
Section 3. Landlord, by consenting to the Sublease, agrees that, until Sublandlord defaults in performing its obligations under the Lease, Sublandlord may receive, collect, and enjoy the rents accruing under the Sublease provided that ninety percent (90%) of such rents and any other consideration realized by Sublandlord under the Sublease in excess of the Rent payable under the Lease, after amortization of a reasonable assignment and subletting costs by Sublandlord, shall be paid to Landlord in accordance with Paragraph 21.B of the Lease.

            3.2 EFFECT OF SUBLANDLORD DEFAULT UNDER LEASE. If Sublandlord defaults in the performance of its obligations to Landlord under the Lease (whether or not Landlord terminates the Lease), if such default is not cured within the applicable time period (if any) set forth in the Lease, Landlord may, at its option by notice to Sublandlord, do either of the following:

                  (h) elect to receive and collect, directly from Subtenant, all rent and any other sums owing and to be owed under the Sublease, as further set forth in Section 3.3, below, without, however, waiving any of Landlord's rights against Sublandlord as a result of such default.

            3.3 LANDLORD'S ELECTION TO RECEIVE RENTS. Landlord will not, as a result of the Sublease, or as a result of the collection of rents or any other sums from Subtenant under Section 3.1 or 3.2(b), above, be liable to Subtenant for any failure of Sublandlord to perform any obligation of Sublandlord under the Sublease.

      Sublandlord irrevocably authorizes and directs Subtenant, on receipt of any written notice from Landlord stating that a default exists in the performance of Sublandlord's obligations under the Lease, to pay to Landlord the rents and any other sums due and to become due under the Sublease. Sublandlord agrees that Subtenant has the right to rely on any such statement from Landlord, and that Subtenant will pay those rents and other sums to Landlord without any obligation or right to inquire as to whether a default exists and despite any notice or claim from Sublandlord to the contrary, Sublandlord will not have any right or claim against Subtenant for those rents or other sums paid by Subtenant to Landlord pursuant to any such notice from Landlord. Landlord will credit Sublandlord with any rent received by Landlord under this assignment, but the acceptance of any payment on account of rent from Subtenant as the result of a default by Sublandlord will not: (a) be an attornment by Landlord to Subtenant or by Subtenant to Landlord; (b) be a waiver by Landlord of any provision of the Lease; or (c) release Sublandlord from any liability under the terms, agreements, or conditions of the Lease. No payment of rent by Subtenant directly to Landlord, regardless of the circumstances or reasons for that payment, will be deemed an attornment by Subtenant to Landlord in the absence of a specific written agreement signed by Landlord to that effect.

            3.4 LANDLORD'S ELECTION OF TENANT'S ATTORNMENT. In the event the Lease is terminated prior to the expiration of the term of the Sublease, Landlord shall have the right, at Landlord's option, pursuant to notice to Subtenant, to succeed to Sublandlord's interest in the Sublease and cause Subtenant to attorn to Landlord. Landlord will prior to the expiration of the term of the Sublease, Landlord shall have the right, at Landlord's option, pursuant to notice to Subtenant, to succeed to Sublandlord's interest in the Sublease and cause Subtenant to attorn to Landlord. Landlord will assume the obligations of Sublandlord under the Sublease [(except as provided in Section
2.2 above)] from the time of the exercise of the option, but Landlord will not be:

                  (a) liable for any rent paid by Subtenant to Sublandlord more than one month in advance, of any security deposit paid by Subtenant to Sublandlord;

                  (b) liable for any act or omission of Sublandlord under the Lease or for any default of Sublandlord under the Sublease which occurred prior to the Landlord's assumption;

                  (c) subject to any defenses or offsets that Subtenant may have against Sublandlord which arose prior to Landlord's assumption; or

                  (d) bound by any changes or modifications made to the Sublease without the prior written consent of Landlord.

      4. CONSIDERATION FOR SUBLEASE. Sublandlord and Subtenant represent and warrant that there are no additional payments of rent or any other consideration of any type which has been paid or is payable by Subtenant to Sublandlord in connection with the Sublease, other than as disclosed in the Sublease.

      5.    GENERAL PROVISIONS.

            5.1 BROKERAGE COMMISSION. Sublandlord and Subtenant agree that Landlord will not be liable for any brokerage commission or finder's fee in connection with the consummation of the Sublease or this Agreement. Sublandlord and Subtenant will protect, defend, indemnify, and hold Landlord harmless from any brokerage commission or finder's fee in connection with the consummation of the Sublease or this Agreement, and from any cost or expense (including attorneys' fees and costs) incurred by Landlord in resisting any claim for any such brokerage commission or finder's fee. The provisions of this Section 5.1 shall survive the expiration or earlier termination of the Sublease and this Agreement.

            5.2 NOTICE. Any notice that may or must be given by any party under this Agreement will be delivered (i) personally, (ii) by certified mail, return receipt requested, or (iii) by a nationally recognized overnight



                                       2
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courier, addressed to the party to whom it is intended. Any notice given to the
Landlord, Sublandlord or Subtenant shall be sent to the respective address set forth on the signature page below, or to such other address as that party may designate for service of notice by a notice given in accordance with the provisions of this Section 5.2. A notice sent pursuant to the terms of this
Section 5.2 shall be deemed delivered (a) when delivery is attempted, if delivered personally, (b) three (3) business days after deposit into the United States mail, or (c) the day following deposit with a nationally recognized overnight courier.

     5.3 CONTROLLING LAW. The terms and provisions of this Agreement will be construed in accordance with, and will be governed by, the laws of the State of California.

     5.4 ENTIRE AGREEMENTS WAIVER. In the event of any conflict between the terms and provisions of the Lease and the Sublease, the terms and provisions of the Lease shall control. This Agreement constitutes the final, complete and exclusive statement between the parties to this Agreement pertaining to the terms of Landlord's consent to the Sublease, supersedes all prior and contemporaneous understandings or agreements of the parties, and (subject to the provisions of Paragraph 21 of the Lease and Section 2.1 above) is binding on and inures to the benefit of their respective heirs, representatives, successors and assigns. No party has been induced to enter into this Agreement by, nor is any party relying on, any representation or warranty outside those expressly set forth in this Agreement. Any agreement made after the date of this Agreement is ineffective to modify, waive, or terminate this Agreement, in whole or part, unless that agreement is in writing, is signed by the parties to this Agreement, and specifically states that that agreement modifies this Agreement.

     5.5 PARTIAL INVALIDITY. If any term, covenant, or condition in this Agreement is, to any extent, held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement, or the application of that term, covenant, or condition to persons or circumstances other than those as to which it is held to be invalid or unenforceable, will not be affected by that invalidity or unenforceability, and all other terms, covenants, and conditions of this Agreement will be valid and enforceable to the fullest extent permitted by law.

     5.6 WAIVER OF JURY TRIAL; ATTORNEY FEES. If any party commences litigation against any other party for the specific performance of this Agreement, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties waive any right to a trial by jury and, in the event of any commencement of litigation, the prevailing party shall be entitled to recover from the applicable party such costs and reasonable attorneys' fees and costs as may have been incurred.

     5.7 LIMITATION OF LANDLORD'S LIABILITY. Redress for any claims against Landlord under the Lease or this Agreement shall be limited as provided in Paragraph 20 of the Lease.

     5.8  See below

     The parties have executed this Consent to Sublease Agreement as of the above date.


LANDLORD:                               Landlord Address:

Spieker Properties, L.P.,               _________________________________
a California Limited Partnership        _________________________________
                                        _________________________________
                                        _________________________________

By: Spieker Properties, Inc.,
    a Maryland corporation,
    its general partner

    By:______________________
       Its:__________________


SUBLANDLORD:                            Sublandlord Address:

Schlumberger Resource Management        5430 Metric Pl. #300
Services, Inc.                          Norcross, GA 30092

     By: /s/ KENNETH PREVATTE
         -----------------------
         Its: Dir.- Operations


SUBTENANT:                              Subtenant Address:

Cholestech corporation                  3347 Investment Blvd.
a California Corporation                Hayward, CA 94545

     By: /s/ STEVE BARBATO
         -----------------------
         Its: VP of Operations

         /s/ WARREN E. PINCKERT
         -----------------------
         President

     5.8 The Waiver of Subrogation set forth in section 9 of the Master Lease shall apply as between Landlord and both Tenant and Subtenant.

                            BASIC LEASE INFORMATION


Lease Data:              June 24, 1997

Tenant:                  Schlumberger Industries, Inc.
                         A Delaware Corporation

Address of Tenant:       26254 Eden Landing Road
                         Hayward, California

Landlord:                Spieker Properties, L.P.
                         A California Limited Partnership

Address of Landlord:     2200 Powell Street, Suite 325
                         Emeryville, California 94608

Project Description:     An approximately 148,665 square foot project
                         located Hayward, California and more commonly known as Bay Center Business Park I, as outlined in green on Exhibit "A".

Building Description:    An approximately 26,639 square foot building and an
                         approximately 20,700 square foot building designated as Building "A" and Building "B" respectively, located in Bay Center Business Park I as outlined in blue on Exhibit "A".

Premises:                Approximately 5,800 square feet, more or less, of
                         office and warehouse space located in Building "A" and approximately 900 square feet, more or less, of storage space located in Building "B" of Bay Center
                         Business Park I, as outlined in red on Exhibit "A".

Permitted Uses:          General office and warehouse.

Occupancy Density:       Twelve (12) people

Scheduled Term
Commencement Date:       July 1, 1997

Length of Term:          Three (3) years

Rent:

     Base Rent:          Months    Base Rent
                         ------    ---------
                          1-12     $3,685 per month ($.55/sf/mo)
                         13-24     $3,819 per month ($.57/sf/mo)
                         25-36     $3,953 per month ($.59/sf/mo)

     Estimated First
     Year Basic
     Operating Cost:     $670 per month.

Security Deposit:        $4,355

Tenant's Proportionate
Share:                   21.77% of Building "A".
                          4.35 of Building "B".
                          4.51% of Project.

The foregoing Basic Lease Information is incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information above and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of any conflict between the Basic Lease Information and the Lease, the latter shall control.

                               TABLE OF CONTENTS

                                                                            Page
     Basic Lease Information                                                  1

     Table of Contents                                                        2

 1.  Premises                                                                 3

 2.  Possession and Lease Commencement                                        3

 3.  Term                                                                     3

 4.  Use                                                                      3

 5.  Rules and Regulations                                                    4

 6.  Rent                                                                     4

 7.  Basic Operating Cost                                                     4

 8.  Insurance and Indemnification                                            6

 9.  Waiver of Subrogation                                                    7

10.  Landlord's Repairs and Services                                          7

11.  Tenant's Repairs                                                         7

12.  Alterations                                                              7

13.  Signs                                                                    8

14.  Inspection/Posting Notices                                               8

15.  Utilities                                                                8

16.  Subordination                                                            8

17.  Financial Statements                                                     8

18.  Estoppel Certificate                                                     9

19.  Security Deposit                                                         9

20.  Tenant's Remedies                                                        9

21.  Assignment and Subletting                                                9

22.  Quiet Enjoyment                                                          9

23.  Condemnation                                                            10

24.  Casualty Damage                                                         10

25.  Holding Over                                                            10

26.  Default                                                                 11

27.  Liens                                                                   12

28.  Substitution                                                            12

29.  Transfers by Landlord                                                   12

30.  Right of Landlord to Perform Tenant's Covenants                         12

31.  Waiver                                                                  12

32.  Notices                                                                 13

33.  Attorneys' Fees                                                         13

34.  Successors and Assigns                                                  13

35.  Force Majeure                                                           13

36.  Miscellaneous                                                           13

37.  Additional Provisions                                                   13

EXHIBIT "A"                                                            Site Plan

                                     LEASE

     THIS LEASE is made as of this 24th day of June, 1997, between Spieker Properties, L.P. (hereinafter called "Landlord") and Schlumberger Industries, Inc. a Delaware Corporation (hereinafter called "Tenant").

PREMISES

1. Landlord leases to Tenant and tenant leases from Landlord, upon the terms and conditions hereafter set forth, those premises (the "Premises") outlined in red on Exhibit "A" and described in the Basic Lease Information. The Premises may be all or part of the building (the "Building") or of the project (the "Project") which may consist of more than one building. The Building and Project are outlined in blue and green respectively on Exhibit "A".

POSSESSION
AND LEASE
COMMENCEMENT

2. A. In the event this Lease pertains to a Premises in which the interior improvements have already been constructed (existing improvements), the provisions of this subparagraph 2.A. shall apply and the Term Commencement Date shall be the earlier of the date on which (1) Tenant takes possession of some or all of the Premises, or (2) Landlord delivers the Premises to Tenant. If for any reason Landlord cannot deliver possession of the Premises to Tenant on the Scheduled Term Commencement Date, Landlord shall not be subject to any liability therefor, nor shall Landlord be in default hereunder, and Tenant agrees to accept possession of the Premises at such time as Landlord is able to deliver the same, which date shall then be deemed the Term Commencement Date. Tenant shall not be liable for any Rent for any period prior to delivery of the Premises. Tenant acknowledges that it has inspected and accepts the Premises in their present condition as suitable for the purpose for which the Premises are leased. Tenant agrees that said Premises and other improvements are in good and satisfactory condition as of when possession was taken. Tenant further acknowledges that no representations as to the condition or repair of the Premises, nor promises to alter, remodel, or improve the Premises have been made by Landlord, unless such are expressly set forth in this Lease. Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises.

     B. In the event this Lease pertains to a Building to be constructed or improvements to be constructed within a Building, the provisions of this subparagraph 2.B. shall apply in lieu of the provisions of subparagraph 2.A. above and the Term Commencement Date shall be the earlier of the date on which (1) Tenant takes possession of some or all of the Premises, or (2) the improvements constructed or to be constructed in the Premises shall have been substantially completed in accordance with the plans and specifications described on Exhibit "B" attached hereto and incorporated herein by reference, whether or not substantial completion of the Building itself shall have occurred. In the event of any dispute as to substantial completion of work performed or required to be performed by Landlord, the certificate of Landlord's architect or general contractor shall be conclusive. Substantial completion shall have occurred notwithstanding a requirement for Landlord to complete punch list items or similar corrective work. Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises.

TERM

3. The Term of this Lease shall commence on the Term Commencement Date and continue in full force and effect for the number of months specified as the Length and Term in the Basic Lease information or until this Lease is terminated as otherwise provided herein. If the Term Commencement Date is a date other than the first day of the calendar month, the Term shall be the number of months of the Length of Term in addition to the remainder of the calendar month following the Term Commencement Date.

USE

4. A. Tenant shall use the Premises for the Permitted Use and for no other use or purpose without prior written consent of Landlord. No increase in the Occupant Density of the Premises shall be made without the prior written consent of Landlord. Tenant and its employees, customers, visitors, and licensees shall have the non-exclusive right to use, in common with other parties occupying the Buildings or Project, the parking areas and driveways of the Project, subject to such reasonable rules and regulations as Landlord may from time to time prescribe.

     B. Tenant shall not permit any odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises, nor take any action which would constitute a nuisance or would disturb, obstruct or endanger any other tenants of the Building or Project in which the Premises are situated or unreasonably interfere with their use of their respective premises. Tenant shall not receive, store or otherwise handle any product, material or merchandise which is toxic, harmful, explosive, highly inflammable or combustible. Storage outside the Premises of materials, vehicles or any other items Landlord deems objectionable is prohibited without Landlord's prior written consent. Tenant shall not use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause or maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises. Tenant shall not allow any sale by auction upon the Premises, or place any loads upon the floors, walls or ceilings which endanger the structure, or place any harmful liquids in the drainage system of the Building or Project. No waste, materials or refuse shall be dumped upon or permitted to remain outside the Premises except in trash containers placed inside exterior enclosures designated for that purpose by Landlord.

     C. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be canceled or promulgated. Tenant shall at its sole cost and expense obtain any and all licenses or permits necessary for Tenant's use of the Premises. Tenant shall promptly comply with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in any actions against Tenant, whether Landlord be a party thereto or not, that Tenant has so violated any such law, statute, ordinance, rule, regulation or requirement, shall be conclusive of such violation as between Landlord and Tenant. Tenant shall not do or permit anything to be done in, on or about the Premises or bring or keep anything which will in any way increase the rate of any insurance upon the Premises, Building or Project, or upon any contents therein or cause a cancellation of said insurance or otherwise affect said insurance in any manner. Tenant shall indemnify Landlord and hold Landlord harmless against any loss, expense, damage, attorneys' fees or liability arising out of the failure of Tenant to comply with any applicable law or comply with the requirements as set forth in this Section 4.C.

RULES AND
REGULATIONS    5.   Tenant and Tenant's agents, employees, and invitees shall
                    faithfully observe and comply with any rules and regulations
                    Landlord may from time to time prescribe in writing for the purpose of maintaining the proper care, cleanliness, safety, traffic flow and general order of the Premises or Project.
                    Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Building or Project with any of the rules and regulations.

RENT           6.   Tenant shall pay to Landlord, without demand throughout the term, Rent as specified in the Basic Lease Information, payable in monthly installments in advance on or before the first day of each calendar month, in lawful money of the United States, without deduction or offset whatsoever to Landlord at the address specified in the Basic Lease
                    Information or to such other firm or to such other place as Landlord may from time to time designate in writing. Rent for the first full month of the Term shall be paid by Tenant upon Tenant's execution of this Lease. If the obligation for payment of Rent commences on other than the first day of a month, then Rent shall be prorated and the prorated installment shall be paid on the first day of the calendar month next succeeding the Term Commencement Date.

BASIC
OPERATING
COSTS          7.   A.   BASIC OPERATING COST. In addition to the Base Rent
                    required to be paid hereunder, Tenant shall pay as additional Rent, Tenant's Proportionate Share, as defined in the Basic Lease Information of Basic Operating Cost in the manner set forth below. Basic Operating Cost shall mean all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay and actually pays at a later date because of or in connection with the management, maintenance, preservation and operation of the Project and its supporting facilities servicing the Project (determined in accordance with generally accepted accounting principles, consistently applied) including, but not limited to, the following:

                         (1) All real estate taxes, possessory interest taxes, business or license taxes or fees, service payment in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit charges, housing fund assessments, open space charge, assessments, levies, fees or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind (including fees "in-lieu" of any such tax or assessment) which are assessed, levied, charged, confirmed, or imposed by any public authority upon the Project, its operations or the rent (or any portion or component thereof), except (a) inheritance or estate taxes imposed upon or assessed against the Project, or any part thereof or interest therein, and (b) taxes computed on the basis of the net income of Landlord or the owner of any interest therein.

                         (2) All insurance premiums and costs, including, but not limited to, any deductible amounts, premiums and cost of fire, casualty and liability coverage, rental abatement and special hazard insurance applicable to the Project and Landlord's personal property used in connection therewith; provided, however, that Landlord may, but shall not be obligated to, carry special hazard insurance covering losses caused by casualty not insured under standard fire and extended coverage insurance.

                         (3) Repairs, replacements and general maintenance for the Premises, Building and Project (except for those repairs expressly the responsibility of Landlord, those repairs paid for by proceeds of insurance or by Tenant or other third parties and alterations attributable solely to tenants of the Project other than Tenant).

                         (4) All maintenance, janitorial and service agreements and costs of supplies and equipment used in maintaining the Premises, Building and Project and the equipment therein and the adjacent sidewalks, driveways, parking and service areas, including, without limitation, alarm service, window cleaning, elevator maintenance, Building exterior maintenance and landscaping.

                         (5) Utilities which benefit all or a portion of the Premises.

                         (6) A management and accounting cost recovery equal to ten percent (10%) of Basic Operating Costs.

                    Notwithstanding the foregoing, the term Basic Operating Cost shall not include, and Landlord expressly agrees that Tenant shall not be charged for, the following items:

                         (1) Capital improvements made to the Project except for items which, though capital for accounting purposes, are properly considered maintenance and repair items, including without limitation, painting of common areas, replacement of carpet in elevator lobbies.

                         (2) Repair, replacements and general maintenance covered by proceeds of insurance or by Tenant or other third parties and alterations attributable solely to tenants of the Project.

                         (3) Interest, amortization or other payments or loans to Landlord.

                         (4)  Depreciation of the Buildings or the Project.

                         (5)  Leasing commissions.

                         (6) Legal expenses, other than those incurred for the general benefit of the Project's tenants (e.g., tax disputes).

                         (7) Renovating or otherwise improving space for occupants of the Project or vacant space in the Project.

                         (8) Federal and state income taxes imposed on or measured by the income of Landlord from the operation of the Project.

                         (9) Fines or costs due to violations of law unless directly related to Tenant's use of the Premises.

                        (10) The cost of any work or services performed for any tenants (including Tenant) at such tenant's cost.

                        (11) The wages and salaries of any supervisory or management employee of Landlord not involved in the operation or maintenance of the Project and wages and salaries for any personnel above the grade of building manager.

                        (12) Costs of space planning, tenant improvements, marketing expenses and leasing expenses and commissions or the cost of any repairs, alterations, additions, changes, replacements and other items which are made for another tenant's premises or in order to prepare for a tenant's occupancy or renewal.

                        (13) Mark-ups on electricity in excess of Landlord's costs and any charges for electricity and other utilities separately metered to other tenants.

                        (14)  Ground lease rents or charges.

                        (15) Prepayments (including prepayments of taxes) when such payments may be and are customarily paid in installments.

                        (16) Hazardous waste materials or substance compliance caused prior to lease execution unless directly related to Tenant's use of the Premises.

                        (17) Any costs incurred by Landlord and payable to subsidiaries or affiliates of Landlord and in excess of the market rate for the services or materials provided.

                        (18) Services provided to only some tenants and which are not standard to the Project or Premises therein without additional charge therefor.

                        (19) The cost of repairing or curing defects in other tenant's tenant improvements.

                        (20) Any expenses attributable to Landlord or its agents, employees' or contractors' gross negligence or intentional wrongful acts or omissions.

                        (21) The cost of installing, operating and maintaining any specialty service or improvement, such as a cafeteria, luncheon or dining facility or recreational club or health club.

                        (22) The cost of repair and/or restoration in accordance with the provisions of the Lease relating to casualty or condemnation.

                        (23) Any penalties or interest for late payments on any such items, including without limitation, taxes, utilities services and/or assessments.

                        (24) Costs and expenses for repairs or maintenance covered by warranties, guarantees or service contracts.

                    In the event that the Building and/or Project is not fully occupied during any fiscal year of the Term as determined by Landlord, an adjustment shall be made in computing the Basic Operating Cost for such year so that Tenant pays an equitable portion of all variable items (i.e., component expenses that are affected by variations in occupancy levels) of Basic Operating Cost, as reasonably determined by Landlord; provided, however, that in no event shall Landlord be entitled to collect in excess of one hundred percent (100%) of the total Basic Operating Cost from all of the tenants in the Building or Project, as the case may be.

                    All costs and expenses shall be determined in accordance with generally accepted accounting principles which shall be consistently applied. Basic Operating Cost shall not include specific costs incurred for the account of, separately billed to and paid by specific tenants. Notwithstanding anything herein to the contrary, any instance wherein Landlord, at Landlord's reasonable discretion, deems Tenant to be solely responsible for any amounts substantially greater than its Proportionate Share, Landlord shall have the right to allocate costs in any manner Landlord deems reasonably appropriate.

                    B. PAYMENT OF ESTIMATED BASIC OPERATING COST. "Estimated Basic Operating Cost" for any particular year shall mean Landlord's estimate of the Basic Operating Cost for such fiscal year made prior to commencement of such fiscal year as hereinafter provided. Landlord shall have the right from time to time to revise its fiscal year and interim accounting periods so long as the periods as so revised are reconciled with prior periods in accordance with generally accepted accounting principles applied in a consistent manner. During the last month of each fiscal year during the Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of the Estimated Basic Operating Cost for ensuing fiscal year. Tenant shall pay Tenant's Proportionate Share of the Estimated Basic Operating Costs with installments of Base Rent for the fiscal year to which the Estimated Basic Operating Costs applies in monthly installments on the first day of each calendar month during such year, in advance. If at any time during the course of the fiscal year, Landlord determines that Basic Operating Cost will apparently vary from the then Estimated Basic Operating Cost by more than ten percent (10%). Landlord may, by written notice to Tenant, revise the Estimated Basic Operating Cost for the balance of such fiscal year and Tenant shall pay Tenant's Proportionate Share of the Estimated Basic Operating Cost as so revised for the balance of the then current fiscal year on the first of each calendar month thereafter.

                    C. COMPUTATION OF BASIC OPERATING COST ADJUSTMENT. "Basic Operating Cost Adjustment" shall mean the difference between Estimated Basic Operating Cost and Basic Operating Cost for any fiscal year determined as hereinafter provided. Within one hundred twenty (120) days after the end of each fiscal year, as determined by Landlord, or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement of Basic Operating Cost for the fiscal year just ended accompanied by a computation of Basic Operating Cost Adjustment. If such statement shows that Tenant's payment based upon Estimated Basic Operating Cost is less than Tenant's Proportionate Share of Basic Operating Cost, then Tenant shall pay to Landlord the difference within twenty
                    (20) days after receipt of such statement. If such statement shows that Tenant's payments of Estimated Basic Operating Cost exceed Tenant's Proportionate Share of Basic Operating Costs, then (provided that Tenant is not in default under this Lease). Landlord shall pay to Tenant the difference within twenty (20) days of such statement. If this Lease has been terminated or the Term hereof has expired prior to the date of such statement, then the Basic Operating Cost Adjustment shall be paid by the appropriate party within twenty (20) days after the date of delivery of the statement. Should this Lease commence or terminate at any time other than the first day of the fiscal year, Tenant's Proportionate Share of the Basic Operating Cost adjustment shall be prorated by reference to the exact number of calendar days during such fiscal year for which Tenant is obligated to pay Base Rent.

                    D. NET LEASE. This shall be a net Lease and Base Rent shall be paid to Landlord absolutely not of all costs and expenses except as herein provided. The provisions for payment of Basic Operating Cost and the Basic Operating Cost Adjustment are intended to pass on to tenant and reimburse Landlord for all costs and expenses of the nature described in Paragraph 7.A. incurred in connection with ownership and operation of the Building or Project and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary to the Building or Project.

                    E. TENANT AUDIT. Tenant shall have the right, at Tenant's expense and upon not less than five (5) days prior written notice to Landlord, to review at reasonable times, in Landlord's office, Landlord's books and records applicable to Tenant's Lease for purposes of verifying Landlord's calculation of the Basic Operating Cost and Basic Operating Cost Adjustment.

                    In the event that Tenant shall dispute the amount set forth in any statement provided by Landlord under Paragraph 7.B. or 7.C, above, Tenant shall have the right, not later than twenty (20) days following the receipt of such statement and upon condition that Tenant shall first deposit with Landlord the full amount in dispute, to cause Landlord's books and records with respect to such fiscal year to be audited by certified public accountants selected by Tenant and subject to Landlord's reasonable right of approval. The Basic Operating Cost Adjustment shall be appropriately adjusted on the basis of such audit. If such audit discloses a liability for a refund in excess of ten percent (10%) of Tenant's Proportionate Share of the Basic Operating Cost Adjustment previously reported, the cost of such audit shall be borne by Landlord; otherwise, the cost of such audit shall be paid by Tenant.

INSURANCE AND
INDEMNIFICATION 8.  A. CASUALTY INSURANCE. Landlord agrees to maintain insurance insuring the Buildings of the Project of which the Premises are a part against fire, lightning, extended coverage, vandalism and malicious mischief in an amount not less than eighty percent (80%) of the replacement cost thereof. Such insurance shall be for the sole benefit of Landlord and under its sole control. Landlord shall not be obligated to insure any furniture, equipment, machinery, goods or supplies not covered by this Lease which Tenant may keep or maintain in the Premises or any leasehold improvements, additions or alterations which Tenant may make upon the Premises.

                    B. LIABILITY INSURANCE. Tenant shall purchase at its own expense and keep in force during this Lease a policy or policies of comprehensive liability insurance, including personal injury and property damage, in the amount of not less than Five Hundred Thousand Dollars ($500,000.00) for property damage and Two Million Dollars ($2,000,000.00) per occurrence for personal injuries or deaths of persons occurring at or about the Premises and Project. Said policies shall (1) name Landlord and, if applicable, its agent, and any party holding an interest to which this Lease may be subordinated as additional insureds, (2) be issued by an insurance company acceptable to Landlord and licensed to do business in the State of California, and (3) provide that said insurance shall not be canceled unless thirty (30) days prior written notice shall have been given to Landlord. Sold policy or policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the Lease and upon each renewal of said insurance.

                    C. INDEMNIFICATION. Landlord shall not be liable to Tenant for any loss or damage to person or property caused by theft, fire, act of God, acts of a public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority or for any damage or inconvenience which may arise through repair or alteration of any part of the Building or Project or failure to make any such repair except as expressly otherwise provided by Paragraphs 10 and 12. Each party (the "Indemnifying Party")


                    shall indemnify Landlord and hold harmless the other party
                    (the "Indemnified Party") from any and all loss, cost, damage, injury or expense arising out of or related to (1) claims of injury to or death of persons or damage to property occurring or resulting directly or indirectly from the use or occupancy of the Premises or from activities of the Indemnifying Party its agents servants employers or anyone in or about the Premises or Project or (2) claims for work or labor performed or for materials or supplies furnished to or at the request of the Indemnifying Party or in connection with performance of any work done for the account of the Indemnifying Party within the Premises or Project and (3) claims arising from any breach or default on the part of the Indemnifying Party in the performance of any covenant contained in this Lease. Such indemnity shall include without limitation the obligation to provide all costs of defense against any such claims including any action or proceeding brought against the Indemnified Party.
                    The foregoing indemnity shall not be applicable to claims arising from the active negligence or willful misconduct of the Indemnified Party. The provisions of this paragraph shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

WAIVER OR

SUBROGATION    9.   To the extent permitted by law and without affecting the
                    coverage provided by insurance required to be maintained
                    hereunder, Landlord and Tenant each waive any right to
                    recover against the other (a) damages for injury to or death of persons, (b) damages to property, (c) damages to the
                    Premises or any part thereof, or (d) claims arising by
                    reason of the foregoing. This provision is intended to waive fully, and for the benefit of each party, any rights and/or claims which might give rise to a right of subrogation on
                    any insurance carrier. The coverage obtained by each party pursuant to this Lease shall include, without limitation, a waiver of subrogation by the carrier which conforms to the provisions of this paragraph.

LANDLORD'S
REPAIRS AND
SERVICES       10.  Landlord shall at Landlord's expense maintain the structural soundness of the roof, foundations and exterior walls of the
                    Building in good repair, reasonable wear and tear excepted.
                    The term "walls" as used herein shall not include windows, glass or plate glass, special store fronts or office
                    entries. The term "roof" as used herein shall not include
                    skylights, smoke hatches or roof vents. Landlord shall
                    perform on behalf of Tenant and other tenants of the Project the maintenance of the public and common areas of the
                    Project including, but not limited to, the landscaped areas, parking areas, driveways, the truck staging areas, rail spur areas, fire sprinkler systems, sanitary and storm sewer
                    lines, utility services, electric and telephone equipment
                    servicing the Building(s), exterior lighting, and anything which affects the operation and exterior appearance of the
                    Project, which determination shall be at Landlord's sole
                    discretion. Tenant shall reimburse Landlord for all such
                    costs in accordance with Paragraph 7. Any damage caused by or repairs necessitated by any act of Tenant may be
                    repaired by Landlord at Landlord's option and at Tenant's
                    expense. Tenant shall immediately give Landlord written
                    notice of any defect or need of repairs after which Landlord shall have reasonable opportunity to repair same. Landlord's liability with respect to any defects, repairs, or
                    maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance.

TENANT'S
REPAIRS        11.  Tenant shall, at Tenant's expense, maintain all parts of the
                    Premises in a good clean and secure condition promptly
                    making all necessary repairs and replacements including, but not limited to, all windows, glass, doors and any special
                    office entries, walls and walls finishes, floor covering,
                    heating, ventilating and air conditioning systems, truck
                    doors, dock bumpers, dock plates and levelers, roofing,
                    plumbing work and fixtures, down spouts, skylights, smoke
                    hatches and roof vents. Tenant shall at Tenant's expense
                    also perform necessary pest extermination and regular
                    removal of trash and debris. If required by the railroad
                    company, Tenant agrees to sign a joint maintenance agreement containing items reasonably acceptable to Tenant governing the use of the rail spur, if any. Tenant shall, at its own expense, enter into a regularly scheduled preventive
                    maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning
                    systems and equipments within or serving the Premises. The maintenance contractor and the contract must be approved by
                    Landlord. The service contract must include all services
                    suggested by the equipment manufacturer within the
                    operation/maintenance manual, including maintaining the
                    system and ducts in a weatherproof condition, and must
                    become effective and a copy thereof delivered to Landlord
                    within thirty (30) days of the Term Commencement Date.
                    Tenant shall not damage any demising wall or disturb the
                    integrity and support provided by any demising wall and
                    shall, at its sole expense, immediately repair any damage to any demising wall caused by Tenant or its employees, agents or invitees.

ALTERATIONS    12.  Tenant shall not make, or allow to be made, any alterations or physical additions in, about or to the Premises without obtaining the prior written consent of Landlord, which
                    consent shall not be unreasonably withheld with respect to proposed alterations and additions which (a) comply with all applicable laws, ordinances, rules and regulations, (b) are in Landlord's opinion compatible with the Project and its
                    mechanical, plumbing, electrical, and heating/ventilation/
                    air conditioning systems, and (c) in Landlord's opinion will not interfere with the use and occupancy of any other
                    portion of the Building or Project by any other tenant or
                    its invitees. Specifically, but without limiting the
                    generality of the foregoing, Landlord shall have the right of consent for all plans and specifications for the proposed alterations or additions, construction means and methods,
                    any contractor or subcontractor to be employed on the work of alterations or additions, and the time for performance of such work. Tenant shall also supply to Landlord any
                    documents and information reasonably requested by Landlord in connection with its consideration of a request for
                    approval hereunder. Tenant must have Landlord's written
                    approval and all appropriate permits and licenses prior to the commencement of said alterations and additions. All
                    alterations and additions permitted hereunder shall be made and performed by Tenant without costs or expense to Landlord including any costs or expenses which Landlord may incur in electing to have an outside agency review said plans and
                    specifications. Landlord shall have the right to require
                    Tenant to remove any or all alterations, additions,
                    improvements and partitions made by Tenant and restore the
                    Premises to their original condition by the termination of this Lease, by lapse of time or otherwise, all at Tenant's expense. All such removals and restoration shall be
                    accomplished in a good workmanlike manner so as not to cause any damage to the Premises or Project whatsoever. If
                    Landlord


                    so elects, such alterations, physical additions or improvements shall become the property of Landlord and surrendered to Landlord upon the termination of this Lease by lapse of time or otherwise; provided, however, that this clause shall not apply to trade fixtures or furniture owned by Tenant. In addition to and wholly apart from its obligation to pay Tenant's Proportionate Share of Basic Operating Costs, tenant shall be responsible for and shall pay prior to delinquency any taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to or assessed against its personal property, on the value of its alterations, additions or improvements and on its interest pursuant to this Lease. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord.

SIGNS         13.   All signs, notices and graphics of every kind or character, visible in or from public view or corridors, the common areas or the exterior of the Premises, shall be subject to Landlord's prior written approval, which Landlord shall have the right to withhold in its absolute and sole discretion.
                    Tenant shall not place or maintain any banners whatsoever or any window decor in or any exterior window or window fronting upon any common areas or service area or upon any truck doors or man doors without Landlord's prior written approval which Landlord shall have the right to grant or withhold in its absolute and sole discretion. Any installation of signs or graphics on or about the Premises and Project shall be subject to any applicable governmental laws, ordinances, regulations and to any other requirements imposed by Landlord. Tenant shall remove all such signs and graphics by the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury to or defacement of the Premises, Building or Project and any other improvements contained therein, and Tenant shall repair any injury or defacement including, without limitation, discoloration caused by such installation or removal.

INSPECTION/
POSTING
NOTICES       14.   After reasonable notice, except in emergencies where no
                    such notice shall be required, Landlord, its agents and representatives, shall have the right to enter the Premises to inspect the same, to clean, to perform such work as may be permitted or required hereunder, to make repairs or alterations to the Premises or Project or to other tenant spaces therein, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord's interest in the Project or to exhibit the Premises to prospective tenants, purchasers, encumbrances or others, or for any other purpose as Landlord may deem necessary or desirable;
                    provided, however, that Landlord shall not unreasonably interfere with Tenant's business operations. Tenant shall not be entitled to any abatement of Rent by reason of the exercise of any such right of entry. Six months prior to the end of the Lease, Landlord shall have the right to erect on the Premises and/or Project a suitable sign indicating that the Premises are available for lease.
                    Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the premises and shall meet with Landlord for a joint inspection of the Premises at the time of vacating. In the event of Tenant's failure to give such notice or participate in such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall conclusively be deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

UTILITIES     15.   Tenant shall pay for all water, gas, heat, air conditioning, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto, and maintenance charges for utilities and shall furnish all electric light bulbs, ballasts and tubes. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion, as determined by Landlord, of all charges jointly serving other premises. Landlord shall not be liable for any damages directly or indirectly resulting from nor shall the Rent or any monies owed Landlord under this Lease herein reserved be abated by reason of (a) the installation, use or interruption of use of any equipment used in connection with the furnishing of any of the foregoing utilities and services, (b) failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, any other accidents or other conditions beyond the reasonable control of Landlord, or (c) the limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy or any other service or utility whatsoever servicing the Premises or Project. Landlord shall be entitled to cooperate voluntarily and in a reasonable manner in the efforts of national, state or local governmental agencies or utility suppliers in reducing energy or other resource consumption.
                    The obligation to make services available hereunder shall be subject to the limitations of any such voluntary, reasonable program.

SUBORDINATION 16.   Subject to the Tenant executing a satisfactory
                    substitution, non-disturbance and attornment agreement with the relevant parties, this Lease shall be subject and subordinate at all times to (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Premises and/or the land upon which the Premises and Project are situated, or both, and (b) any mortgage or deed of trust which may now exist or be placed upon said Project, land, ground leases or underlying leases, or Landlord's interest or estate in any of said items, which is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest.

FINANCIAL
STATEMENTS    17.   At the request of Landlord, Tenant shall provide to
                    Landlord its current financial statements or other information discussing financial worth which Landlord shall use solely for purposes of this Lease and in connection with the ownership, management and disposition of the property subject hereto.

ESTOPPEL
CERTIFICATES        18.  Tenant agrees from time to time within ten (10) days
                         after request of Landlord, to deliver to Landlord, or Landlord's designee, an estoppel certificate stating that this Lease is in full force and effect provided that it is indeed the case, the date to which Rent has been paid, the unexpired portion of this Lease and such other matters pertaining to this Lease as may be reasonably requested by Landlord. Failure by Tenant to execute and deliver such certificate shall constitute an acceptance of the Premises and acknowledgment by Tenant that the statements included are true and correct without exception. Landlord and Tenant intend that any statement delivered pursuant to this paragraph may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Project or any interest therein. The parties agree that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of the Lease.

SECURITY
DEPOSIT             19.  Tenant agrees to deposit with Landlord upon execution of this Lease, a Security Deposit as stated in the Basic Lease Information which sum shall be held by Landlord, without obligation for interest, as security for the performance of Tenant's covenants and obligations under this Lease, it being expressly understood and agreed that such deposit is not an advance rental deposit or a measure of damages incurred by Landlord in case of Tenant's default. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such fund to the extent necessary to make good any arrears of Rent or other payments due to Landlord hereunder, and any other damage, injury, expense or liability caused by such event of default, and Tenant shall pay to Landlord, on demand, the amount so applied in order to restore the Security Deposit to its original amount.
                         Any remaining balance of such deposit shall be returned by Landlord to Tenant at such time after termination of this Lease that all of the Tenant's obligations under this Lease have been fulfilled.

TENANT'S
REMEDIES            20.  Tenant shall look solely to Landlord's interest in the
                         Project for recovery of any judgment from Landlord.
                         Landlord, or if Landlord is a partnership, its partners whether general or limited, or if it is a corporation, its directors, officers or shareholders, shall never be personally liable for any such judgment. Any lien obtained to enforce any such judgment and any levy of execution thereon shall be subject and subordinate to any lien, mortgage or deed of trust on the Project.

ASSIGNMENT
AND
SUBLETTING          21.  A. Tenant shall not assign or sublet the Premises or
                         any part thereof without Landlord's prior written approval except as provided herein. If Tenant desires to assign this Lease or sublet any or all of the Premises, Tenant shall give Landlord written notice ninety (90) days prior to the anticipated effective date of the assignment or sublease. Landlord shall then have a period of thirty (30) days following receipt of such notice to notify Tenant in writing that Landlord elects either (1) to terminate this Lease as to the space so affected as of the date so requested by Tenant provided Tenant agrees, or (2) to permit Tenant to assign this Lease or sublet such space, subject, however, to Landlord's prior written approval of the proposed assignee or subtenant and of any related documents or agreements associated with the assignment or sublease, such consent not to be unreasonably withheld so long as the use of the Premises by such proposed assignee or subtenant would be a Permitted Use and would not in Landlord's opinion increase Occupant
                         Density of the Project, the proposed assignee or subtenant is of sound financial condition, and the proposed assignment or sublease would not be likely to result in any decrease in Rent. If Landlord should fail to notify Tenant in writing of such election within said period, Landlord shall be deemed to have waived option (1) above, but written approval by Landlord of the proposed assignee or subtenant shall be required.
                         Failure by Landlord to approve a proposed assignee or subtenant shall not cause a termination of this Lease.

                         B. Any Rent or other consideration realized by Tenant under any such sublease or assignment in excess of the Rent payable hereunder, after amortization of (1) the reasonable cost of any improvements which Tenant has made for the purpose of assigning or subletting all or part of the Premises and (2) reasonable subletting and assignment costs, shall be divided and paid, ten percent (10%) to Tenant, ninety percent (90%) to Landlord.

                         C. In any subletting or assignment undertaken by Tenant, Tenant shall diligently seek to obtain the maximum rental amount available in the marketplace for such subletting or assignment.

                         D. If Tenant is a corporation, a transfer of corporate shares by sale, assignment, bequest, inheritance, operation of law or other disposition (including such a transfer to or by a receiver or trustee in federal or state bankruptcy, insolvency or other proceedings), so as to result in a change in the present control of such corporation or any of its parent corporations by the person or persons owning a majority of said corporate shares, shall constitute an assignment for purposes of this paragraph.

                         E. If Tenant is a partnership, joint venture or other unincorporated business form, a transfer of the interest of persons, firms or entities responsible for managerial control of Tenant by sale, assignment, bequest, inheritance, or operation of law or other disposition, so as to result in the present control of said entity and/or a change in the identity of the persons responsible for the general credit obligations of said entity shall constitute an assignment for all purposes of this paragraph.

                         F. No assignment or subletting by Tenant shall relieve Tenant of any obligations under this Lease. Any assignment or subletting which conflicts with the provisions hereof shall be void.

QUIET
ENJOYMENT           22.  Landlord represents that it has full right and
                         authority to enter into this Lease and that Tenant, upon paying the Rent and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the Term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease.

CONDEMNATION 23.  A.  If the whole, or any substantial portion of the Project of which the Premises are a part, should be taken or condemned for any public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the Permitted Use of the Premises, this Lease shall terminate and the Rent shall be abated during the unexpired portion of this lease, effective when the physical taking of said Premises shall have occurred.

                  B. If a portion of the Project of which the Premises are a part should be taken or condemned for any public use under any governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in subparagraph 23.A. above, this Lease shall not terminate, but the Rent payable hereunder during the unexpired portion of the Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

                  C. Landlord shall be entitled to any and all payment, income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired portion of this Lease. Notwithstanding the foregoing paragraph, any compensation specifically awarded Tenant for loss of business, Tenant's personal property, moving cost or loss of goodwill, shall be and remain the property of Tenant.

CASUALTY
DAMAGE       24.  A.  If the Premises should be damaged or destroyed by fire, tornado or other casualty, Tenant shall give immediate written notice thereof to Landlord. Within thirty (30) days of such notice, Landlord shall notify Tenant whether in Landlord's opinion such repairs can be made either (1) within ninety (90) days, (2) in more than ninety (90) days, but in less than one hundred eighty (180) days, or (3) in more than one hundred eighty (180) days from the date of such notice;
                  Landlord's determination shall be binding on Tenant.

                  B. If the Premises should be damaged by fire, tornado or other casualty but only to such extent that rebuilding or repairs can in Landlord's estimation be completed within ninety (90) days after the date upon which Landlord's is notified by Tenant of such damage, this Lease shall not terminate, and Landlord shall as its sole cost and expense thereupon proceed with reasonable diligence to rebuild and repair the Premises to substantially the condition in which they existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

                  C. If the Premises should be damaged by fire, tornado or other casualty, but only to such extent that rebuilding or repairs can in Landlord's estimation be completed in more than ninety (90) days but in less than one hundred eighty (180) days, then Landlord shall have the option of either (1) terminating the Lease effective upon the date of the occurrence of such damage, in which event the Rent shall be abated during the unexpired portion of the Lease, or (2) electing to rebuild or repair the Premises to substantially the condition in which they existed prior to such damage except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances. In the event that Landlord should fail to complete such repairs and rebuilding within one hundred eighty (180) days after the date upon which Landlord is notified by Tenant of such damage, such period of time to be extended for delays caused by the fault or neglect of Tenant or because of acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, or delay of the contractors or subcontractors due to such causes or other contingencies beyond the reasonable control of Landlord, Tenant may at its option terminate this Lease by delivering thirty (30) days prior written notice of termination to Landlord as Tenant's exclusive remedy, whereupon all rights and obligations hereunder shall cease and terminate.

                  D. If the Premises should be so damaged by fire, tornado, or other casualty that rebuilding or repairs cannot in Landlord's estimation be completed within one hundred eighty
                  (180) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall terminate and the Rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

                  E. Notwithstanding anything herein to the contrary, in the event that holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.

                  F. The provision of Section 1942, Subdivision 2, and Section 1933, Subdivision 4, of the Civil Code of California is superseded by the foregoing.

HOLDING OVER 25.  If Tenant shall retain possession of the Premises or any portion thereof without Landlord's consent following the expiration of the Lease or sooner termination for any reason, then Tenant shall pay to Landlord for each day of such retention triple the amount of the daily rental for the first month prior to the date of expiration or termination. Tenant shall also indemnify and hold Landlord harmless from any loss or liability resulting from delay be Tenant in surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. Alternatively, if Landlord gives notice of Landlord's consent to Tenant's holding over, such holding over shall constitute renewal of the Lease on whatever terms are specified in such notice. Acceptance of Rent by Landlord following expiration or termination shall not constitute a renewal of this Lease, and nothing contained in this paragraph shall waive Landlord's right of reentry or any other right. Unless Landlord exercises the option hereby given to it, Tenant shall be only a tenant at sufferance, whether or not Landlord accepts any Rent from Tenant while Tenant is holding over without Landlord's written consent. Additionally, in the event that upon termination of the Lease, Tenant has not fulfilled its obligation with respect to repairs and cleanup of the Premises or any other Tenant obligations as set forth in this Lease, then Landlord shall have the right to perform any such obligations as it deems necessary at Tenant's sole cost and expense, and any time required by Landlord to complete such obligations shall be considered a period of holding over and the terms of this paragraph shall apply.

DEFAULT    26. A. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an event of default on the part of Tenant:

                    (1) ABANDONMENT. Vacation or abandonment of the Premises
               for a continuous period in excess of five (5) days. Tenant waives any right of notice Tenant may have under section 1951.3 of the Civil Code of the State of California, the terms of this subparagraph 26A being deemed such notice to Tenant as required by said Section 1951.3.

                    (2) NONPAYMENT OF RENT. Failure to pay any installment of
               Rent or any other amount due and payable hereunder upon the date when said payment is due, such failure continuing without cure by payment of the delinquent Rent and late charge or other obligations for a period of five (5) days after written notice and demand; provided, however, that except as expressly otherwise provided herein, Landlord shall not be required to provide such notice more than twice during the Term, the third such non-payment constituting default for all purposes hereof without requirements of notice.

                    (3) OTHER OBLIGATIONS. Failure to perform any material
               obligations, agreement or covenant under this Lease other than those matters specified in subparagraphs (1) and (2) of this subparagraph 26A, such failure continuing for fifteen (15) days after written notice of such failure, or such longer period as Landlord determines to be necessary to remedy such default, provided that Tenant shall continuously and diligently pursue such remedy at all times until such default is cured.

                    (4) GENERAL ASSIGNMENT. A general assignment by Tenant for the benefit of creditors.

                    (5) BANKRUPTCY. The filing of any voluntary petition in
               bankruptcy by Tenant, or the filing of an involuntary petition by Tenant's creditors, which involuntary petition remains undischarged for a period of thirty (30) days. In the event that under applicable law, the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligation of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease.

                    (6) RECEIVERSHIP. The employment of a receiver to take
               possession of substantially all of Tenant's assets of the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of ten (10) days after the levy thereof.

                    (7) ATTACHMENT. The attachment, execution or other judicial seizure of all or substantially all of Tenant's assets of the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of ten (10) days after the levy thereof.

               B. REMEDIES UPON DEFAULT.

                    (1) RENT. All failures to pay any monetary obligation to be paid by Tenant under this Lease shall be construed as obligations for payment of Rent.

                    (2) TERMINATION. In the event of the occurrence of any event of default, Landlord shall have the right, with or without notice or demand, to immediately terminate this Lease, and at any time thereafter recover possession of the Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, by any lawful means, and again repossess and enjoy the Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or equity by reason of Tenant's default or of such termination.

                    (3) CONTINUATION AFTER DEFAULT. Even though Tenant has
               breached this Lease and/or abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession under Paragraph 26.B.(2) hereof, and Landlord may enforce all its rights and remedies under this Lease, including, but without limitation, the right to recover Rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a Landlord under Section 1951.4 of the Civil Code of the State of California or any successor code section. Acts of maintenance preservation or efforts to lease the Premises or the appointment of a receiver upon application of Landlord to protect Landlord's interest under this Lease shall not constitute an election to terminate Tenant's right to possession.

               C. DAMAGES UPON TERMINATION. Should Landlord terminate this
               Lease pursuant to the provisions of Paragraph 26.B.(2) hereof, Landlord shall have all the rights and remedies of a Landlord provided by Section 1951.2 of the Civil Code of the State of California, or successor code sections. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law, Landlord shall be entitled to recover from Tenant: (1) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination, (2) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that the Tenant proves could have been reasonably avoided, (3) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such Rent loss that the Tenant proves could be reasonably avoided, and (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the lease or which, in the ordinary course of things, would be likely to result therefrom. The "worth at the time of award" of the amount referred to in (1) and
                    (2) above shall be computed with interest at the maximum rate allowed by law. The "worth at the time of award" of the amount referred to in (3) above shall be computed by discounting such amount at the Federal Discount Rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%).

                    D. LATE CHARGE. In addition to its other remedies, Landlord shall have the right without notice or demand to add to the amount of any payment required to be made by Tenant hereunder, and which is not paid on or before the date the same is due, an amount equal to five percent (5%) of the delinquency for each month or portion thereof that the delinquency remains outstanding to compensate Landlord for the loss of the use of the amount not paid and the administrative costs caused by the delinquency, the parties agreeing that Landlord's damage by virtue of such delinquencies would be difficult to compute and the amount stated herein represents a reasonable estimate thereof.

                    E. REMEDIES CUMULATIVE. All rights, privileges and elections or remedies of the parties are cumulative and not alternative to the extent permitted by law and except as otherwise provided herein.

                    F. NOTHING CONTAINED HEREIN SHALL EFFECT LANDLORD'S OBLIGATIONS TO MITIGATE ITS DAMAGES.

LIENS          27.  Tenant shall keep the premises free from liens arising out of or related to work performed, materials or supplies furnished or obligations incurred by Tenant or in connection with work made, suffered or done by Tenant in or on the Premises or Project. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien.
                    All sums paid by Landlord on behalf of Tenant and all expenses incurred by Landlord in connection therefore shall be payable to Landlord by Tenant on demand with interest at the maximum rate allowable by law. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, the Project and any other party having an interest herein, from mechanics' and materialmen's liens, and Tenant shall give Landlord not less than ten (10) business days prior written notice of the commencement of any work in the Premises or Project which could lawfully give rise to a claim for mechanics' or materialmen's lien.

SUBSTITUTION   28.  SUBJECT TO TENANT'S PRIOR WRITTEN CONSENT, WHICH CONSENT
                    SHALL NOT BE UNREASONABLY WITHHELD, at any time after execution of this Lease, Landlord may substitute for the Premises other premises in the Project (the "New Premises") upon not less than sixty (60) days prior written notice. In which event the New Premises shall be deemed to be the Premises for all purposes hereunder; provided however, that:

                         (a) The area of the Premises is less than twenty-five (25%) of the area of the Project;

                         (b) The New Premises shall be similar in area and in appropriateness for Tenant's purposes;

                         (c) Any such substitution is effected for the purpose of accommodating a Tenant who will occupy all or a substantial portion of the Project area; and

                         (d) If Tenant is occupying the Premises at the time of such substitution, Landlord shall pay the expense of physically moving Tenant, its property and equipment to the New Premises and shall, at its sole cost, improve the New Premises with improvements substantially similar to those Landlord has committed to provide or has provided in the premises.


TRANSFERS BY
LANDLORD       29.  In the event of a sale or conveyance by Landlord of the
                    Project, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interests of Landlord in and to this Lease. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee.

RIGHT OF
LANDLORD TO
PERFORM
TENANT'S
COVENANTS      30.  All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant, at Tenant's sole cost and expense, and without any abatement of Rent. If Tenant shall fail to pay any sum of money other than Rent, required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for five (5) days after notice thereof by Landlord, Landlord may, but shall not be obligated to do so, and without waiving or releasing Tenant from any obligations of the Tenant, make any such payment or perform any such act on the Tenant's part to be made or performed. All sums so paid by Landlord and all necessary incidental costs together with interest thereon at the maximum rate permitted by law from the date of such payment by the Landlord shall be payable to Landlord on demand, and Tenant covenants to pay such sums, and Landlord shall have, in addition to any other right or remedy of Landlord, the same right and remedies in the event of the nonpayment thereof by tenant as in the case of default by Tenant in the payment of Rent.

WAIVER         31.  If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein. The acceptance of rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time
                    Landlord accepted such Rent. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver of Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord.

NOTICES        32.  Each provision of this Lease or of any applicable
                    governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord or Tenant to the other shall be deemed to be complied with when and if the following steps are taken:

                    A. All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address set forth in the Basic Lease Information, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay Rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such Rent and other amounts have been actually received by Landlord.

                    B. All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be in writing and shall be deemed to have been fully given when deposited in the United States mail, certified or registered, postage prepaid, and addressed to the party to be notified at the address for such party specified in the Basic Lease Information or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days notice to the notifying party. Tenant appoints as its agent to receive the service of all default notices and notice of commencement of unlawful detainer proceedings the person in charge of or apparently in charge of or occupying the Premises at the time, and, if there is no such person, then such service may be made by attaching the same on the main entrance of the Premises.

ATTORNEYS'
FEES           33.  In the event either party places the enforcement of this
                    Lease, or any part thereof, or the collection of any Rent due, or to become due hereunder, or recovery of the possession of the Premises in the hands of an attorney or files suit upon the same, the prevailing party shall recover its reasonable attorneys' fees and court costs.

SUCCESSORS
AND ASSIGNS    34.  This Lease shall be binding upon and inure to the benefit of
                    Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent assignment may be approved by Landlord hereunder, Tenant's assigns.

FORCE MAJEURE  35.  Whenever a period of time is herein prescribed for action to be taken by either party, that Party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strike, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the control of that party.

MISCELLANEOUS  36.  A.   The term "Tenant" or any pronoun used in place thereof
                    shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof.

                    B. Time is of the essence regarding this Lease and all of its provisions.

                    C. This Lease shall in all respects be governed by the laws of the State of California.

                    D. This Lease, together with its exhibits, contains all the agreements of the parties hereto and supersedes any previous negotiations.

                    E. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits.

                    F. This Lease may not be modified except by a written Instrument by the parties hereto.

                    G. If, for any reason whatsoever, any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

ADDITIONAL
PROVISIONS     37.  A.   Lease Effective Date. Submission of this instrument for
                    examination or signature by Tenant does not constitute a reservation or option for lease, and it is not effective as a lease or otherwise until execution by Landlord and Tenant.

                    B. Notwithstanding anything herein to the contrary, Tenant shall only be responsible for that portion of a release, spill or discharge of toxic and/or hazardous substances, materials, gases, waste or contamination caused by Tenant. Under no circumstances shall Tenant be liable for any toxic and/or hazardous substances, materials, gases, waste or contamination released, spilled, discharged or located in, on, under or about the Premises prior to or after Tenant's occupancy. In no event shall Tenant be liable for any releases, spills or discharges of toxic and/or hazardous substances, materials, gases, waste or contamination in compliance with applicable law.

        IN WITNESS WHEREOF, the parties hereto have signed and sealed this Lease this 22 day of Aug, 1997.


                                       "LANDLORD"

                                       SPIEKER PROPERTIES, L.P.,
                                       A CALIFORNIA LIMITED PARTNERSHIP



                                       By:  Spieker Properties, Inc.
                                            a Maryland Corporation


                                       Its  General Partner


                                       By: /s/ PETER H. SCHNUGG
                                           ------------------------------------
                                           Peter H. Schnugg
                                           Senior Vice President

                                       "TENANT"

                                       SCHLUMBERGER INDUSTRIES, INC.,
                                       A DELAWARE CORPORATION

                                       By: /s/ GEORGE C. ROBERTS
                                           -------------------------------------
                                       Its: National Sales Manager
                                           -------------------------------------
                                       Print Name: George C. Roberts
                                                   -----------------------------
                                       Date: 7/8/97
                                             ----------------------------------

                            Bay Center Business Park











                                     [MAP]













                                  EXHIBIT "A"

                                    EXHIBIT

              ENVIRONMENTAL QUESTIONNAIRE AND DISCLOSURE STATEMENT

         The purpose of this form is to obtain information regarding the use of hazardous substances on the premises. Prospective tenants should answer the questions in light of their proposed operations on the premises. Existing tenants should answer the questions as they relate to on-going operations on the premises and should update any information previously submitted. If additional space is needed to answer the questions, you may attach separate sheets of paper to this form.

         Your cooperation in this matter is appreciated. Any questions should be directed to, and when completed, the form should be mailed to:

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

         Attn:
              -----------------------------------------------------------------

         Phone: (   )
                     -----------------------------

1. GENERAL INFORMATION

   Name of Responding Company:
                              -------------------------------------------------
   Check the Applicable Status:

      Prospective Tenant [ ]   Existing Tenant [ ]

   Mailing Address:
                   ------------------------------------------------------------

   ----------------------------------------------------------------------------

   Contact Person and Title:
                            ---------------------------------------------------

   Telephone Number: (  )           -
                         ----------- -------------

   Address of Leased Premises:
                              -------------------------------------------------

   Length of Lease Term:
                        -------------------------------------------------------

   Describe the proposed operations to take place on the property, including principal products manufactured or services to be conducted. Existing tenants should describe any proposed changes to on-going operations.

   ----------------------------------------------------------------------------

   ----------------------------------------------------------------------------

2. STORAGE OF HAZARDOUS MATERIALS

   2.1 Will any hazardous materials be used or stored on-site?

       Wastes                 Yes  [ ]      No  [ ]
       Chemical Products      Yes  [ ]      No  [ ]

   2.2 Attach the list of any hazardous materials to be used or stored, the quantities that will be on-site at any given time, and the location and method of storage (e.g., 55 gallon drums on concrete pad).

3. STORAGE TANKS & SUMPS

   3.1 Is any above or below ground storage of gasoline, diesel, or other hazardous substances in tanks or sumps proposed or currently conducted on the premises?

       Yes  [ ]     No [ ]

       If yes, describe the materials to be stored, and the type, size and construction of the sump or tank. Attach copies of any permits obtained for the storage of such substances.

       ------------------------------------------------------------------------

       ------------------------------------------------------------------------

   3.2 Have any of the tanks or sumps been inspected or tested for leakage?

       Yes  [ ]     No  [ ]

       If so, attach the results.

   3.3 Have any spills or leaks occurred from such tanks or sumps?

       Yes  [ ]     No  [ ]

       If so, describe.

       ------------------------------------------------------------------------

       ------------------------------------------------------------------------

   3.4 Were any regulatory agencies notified of the spill or leak?

       Yes  [ ]     No  [ ]

       If so, attach copies of any spill reports filed, any clearance letters or other correspondence from regulatory agencies relating to the spill or leak.

   3.5 Have any underground storage tanks or sumps been taken out of service or removed?

       Yes  [ ]     No  [ ]

       If yes, attach copies of any closure permits and clearance obtained from regulatory agencies relating to closure and removal of such tanks.

4.  SPILLS

    4.1  During the past year, have any spills occurred on the premises?

          Yes [ ]   No [ ]

          Is so, please describe the spill and attach the results of any testing conducted to determine the extent of such spills.

    4.2   Were any agencies notified in connection with such spills?

          Yes [ ]   No [ ]

          Is so, attach copies of any spill reports or other correspondence with regulatory agencies.

    4.3   Were any clean-up actions undertaken in connection with the spills?

          Yes [ ]   No [ ]

          Is so, briefly describe the actions taken. Attach copies of any clearance letters obtained from any regulatory agencies involved and the results of any final soil or groundwater sampling done upon completion of the clean-up work.

          ---------------------------------------------------------------------

          ---------------------------------------------------------------------

5.  WASTE MANAGEMENT

    5.1   Has your company been issued an EPA Hazardous Waste Generator I.D.
          Number?

          Yes [ ]   No [ ]

    5.2 Has your company filed a biennial report as a hazardous waste generator?

          Yes [ ]   No [ ]

          If so, attach a copy of the most recent report filed.

    5.3 Attach the list of the hazardous waste, if any, generated or to be generated at the premises, its hazard class and the quantity generated on a monthly basis.

    5.4 Describe the method(s) of disposal for each waste. Indicate where and how often disposal will take place.

          ---------------------------------------------------------------------

          ---------------------------------------------------------------------

          ---------------------------------------------------------------------

     5.5 Indicate the name of the person(s) responsible for maintaining copies of hazardous waste manifests completed for off-site shipments of hazardous waste.

          ---------------------------------------------------------------------

     5.6 Is any treatment or processing of hazardous wastes currently conducted or proposed to be conducted at the premises:

          Yes [ ]   No [ ]

          Is yes, please describe any existing or proposed treatment methods.

          ---------------------------------------------------------------------

          ---------------------------------------------------------------------

          ---------------------------------------------------------------------

     5.7 Attach copies of any hazardous waste permits or licenses issued to your company with respect to its operations on the premises.

3.   WASTEWATER TREATMENT/DISCHARGE

     6.1  Is your discharge wastewater to:

          ______ storm drain?           ______ sewer?

          ______ surface water?         ______ no industrial discharge

     6.2  Is your wastewater treated before discharge?

          Yes [ ]   No [ ]

          If yes, describe the type of treatment conducted.

          ---------------------------------------------------------------------

     6.3 Attach copies of any wastewater discharge permits issued to your company with respect to its operations on the premises.

7.   ALL DISCHARGES

     7.1 Do you have any air filtration systems or stacks that discharge into the air?

          Yes [ ]   No [ ]

     7.2 Do you operate any of the following types of equipment, or any other equipment requiring an air emissions permit?

          ______ Spray booth
          ______ Dip tank
          ______ Drying oven
          ______ Incinerator
          ______ Other (Please Describe)
          ______ No Equipment Requiring Air Permits

     7.3  Are air emissions from your operations monitored?

          Yes / /   No / /

          If so, indicate the frequency of monitoring and a description of the monitoring results.
          ______________________________________________________________________

     7.4 Attach copies of any air emissions permits pertaining to your operations on the premises.

8.   HAZARDOUS MATERIALS DISCLOSURES

     8.1 Does your company handle hazardous materials in a quantity equal to or exceeding an aggregate of 500 pounds, 55 gallons, or 200 cubic feet?

          Yes / /   No / /

     8.2 Has your company prepared a hazardous materials management plan ("business plan") pursuant to Orange County Fire Department requirements?

          Yes / /   No / /

          If so, attach a copy of the business plan.

     8.3 Are any of the chemicals used in your operations registered under Proposition 65?

          Yes / /   No / /

          If so, describe the actions taken, or proposed actions to be taken, to comply with Proposition 65 requirements.
          ______________________________________________________________________

     8.4 Describe the procedures as followed to comply with OSHA Hazard Communication Standard requirements.
          ______________________________________________________________________

9.  ENFORCEMENT ACTIONS, COMPLAINTS

     9.1 Has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees?

          Yes / /   No / /

          If so, describe the actions and any continuing compliance obligations imposed as a result of these actions.

     9.2 Has your company ever received requests for information, notice or demand letters, or any other inquiries regarding its operations?

          Yes / /   No / /

     9.3 Have there ever been, or are there now pending, any lawsuits against the company regarding any environmental or health and safety concerns?

          Yes / /   No / /

     9.4 Has any environmental audit ever been conducted at your company's current facility?

          Yes / /   No / /

          If so, discuss the results of the audit.
          ______________________________________________________________________

     9.5 Have there been any problems or complaints from neighbors at the company's current facility?

           Yes / /   No / /

     ___________________________________
     Company
     By:________________________________
           Title:__________________
                 Date:__________________


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